Exhibit 8.1

Exhibit 8.1

August 18, 2021

TPG Pace Tech Opportunities Corp.

301 Commerce St., Suite 3300

Fort Worth, TX 76102

Re:    TPG Pace Tech Opportunities Corp. Tax Opinion

Ladies and Gentlemen:

We have acted as counsel for TPG Pace Tech Opportunities Corp., an exempted company incorporated in the Cayman Islands with limited liability under company number 353460 (“TPG Pace”), in connection with the Business Combination Agreement, dated as of January 28, 2021 (as amended and supplemented through the date hereof, the “Business Combination Agreement”),1 by and among TPG Pace, Live Learning Technologies LLC, a Delaware limited liability company, and the other parties thereto.

Pursuant to the Business Combination Agreement, TPG Pace will change its jurisdiction of registration by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation registered under the laws of the State of Delaware (the “Domestication”) and, in connection with the Domestication, TPG Pace will change its name to “Nerdy Inc.” In connection with the registration statement on Form S-4 (File No. 333-254485) initially filed by TPG Pace on March 19, 2021, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Business Combination Agreement (as amended through the date hereof, the “Registration Statement”), you have requested our opinion as to certain U.S. federal income tax matters set forth in the section entitled “Material U.S. Federal Income Tax Considerations for Holders of TPG Pace Securities—U.S. Federal Income Taxation of U.S. Holders—The Domestication” (the “Tax Disclosure”).

In providing our opinion, we have examined the Business Combination Agreement, the Registration Statement and such other documents, records, and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. Further, in providing our opinion, we have assumed (without any independent investigation or review thereof) that:

(i)

the Domestication and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) will be consummated in accordance with the provisions of the Business Combination Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will

1 Except as otherwise provided, capitalized terms used but not defined herein have the meaning ascribed to them in the Business Combination Agreement.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

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be waived or modified), and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other agreements referred to therein;

(ii)

all of the information, facts, statements, representations, and covenants set forth in (A) the Business Combination Agreement, the Registration Statement, the other agreements referred to in the Business Combination Agreement and the Registration Statement, the registration statement filed in connection with TPG Pace’s initial public offering, and TPG Pace’s other public filings (collectively, the “Documents”), and (B) the officer’s certificate provided to us by TPG Pace (the “Officer’s Certificate”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Transactions, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions, or representations or that will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect through the consummation of the Domestication and the other Transactions;

(iii)

any representations and statements made in any of the Documents or the Officer’s Certificate qualified by knowledge, belief, or materiality (or comparable qualification) are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Transactions, in each case without such qualification,

(iv)

the Documents represent the entire understanding of the parties with respect to the Domestication and the other Transactions, there are no other written or oral agreements regarding the Domestication and the other Transactions other than the Business Combination Agreement and the other agreements referred to therein, and none of the material terms and conditions thereof have been or will be waived or modified,

(v)

all documents, records, and papers submitted to us as originals (including signatures thereto) are authentic, all documents, records, and papers submitted to us as copies conform to the originals, all relevant documents, records, and papers have been or will be, as applicable, duly executed in the form presented to us, and all parties to such documents, records, and papers had or will have, as applicable, the requisite corporate powers and authority to enter into such documents, records, and papers and to undertake and consummate the Transactions, and

(vi)	all applicable reporting requirements have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Business Combination Agreement, the Registration Statement, or any of the other Documents, our opinion as expressed below may be adversely affected.

This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history to the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, case law, and such other authorities as we have considered relevant, all as in effect and publicly available as of the date hereof. The authorities upon which this opinion is based are subject to change or differing interpretations, possibly with retroactive effect. Any change in

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applicable laws or facts and circumstances surrounding the Domestication or the other Transactions, or any inaccuracy in the statements, facts, assumptions, and representations on which we have relied, may affect the continuing validity of this opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof. No opinion is expressed as to any transactions other than the Domestication occurring in connection with the Business Combination or as to any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure and does not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure, (ii) any matter arising in connection with Section 367 of the Code, or (iii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291–1297 of the Code.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations for Holders of TPG Pace Securities—U.S. Federal Income Taxation of U.S. Holders—The Domestication,” insofar as they address the material U.S. federal income tax considerations of the Domestication for beneficial owners of Class A Shares and TPG Pace Public Warrants (each as defined in the Registration Statement) and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins LLP

Vinson & Elkins LLP